United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,884,669
Unrealized Gain (Loss) on Market Value of Futures	(1,482,423)
Dividend Income	553
Interest Income	345
ETF Transaction Fees	700
Total Income (Loss)	$1,403,844

Expenses
General Partner Management Fees	$25,012
SEC & FINRA Registration Expense	3,818
Brokerage Commissions	2,840
Non-interested Directors' Fees and Expenses	656
NYMEX License Fee	625
Prepaid Insurance Expense	461
Other Expenses	12,030
Total Expenses	45,442
Expense Waiver	(5,777)
Net Expenses	$39,665
Net Income (Loss)	$1,364,179

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$50,154,197
Withdrawals (100,000 Shares)	(6,153,828)
Net Income (Loss)	1,364,179

Net Asset Value End of Month	$45,364,548
Net Asset Value Per Share (750,000 Shares)	$60.49

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612